REGISTRATION RIGHTS AGREEMENT



         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of May 2, 1997, among Itron, Inc., a Washington corporation (the "Company"), and the Holders (as defined below).

                                    RECITALS

         A. The Company is entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with ITR Acquisition Corporation ("Sub"), Design Concepts, Inc. ("DCI") and Steven L. Hodges, pursuant to which Sub will merge with DCI (the "Merger"), which will become a wholly owned subsidiary of the Company, and the Company will issue shares of its Common Stock, no par value (the "Common Stock"), to the shareholders of DCI.

         B. In consideration of DCI's execution of the Merger Agreement, the Company has agreed to grant certain registration rights with respect to 10% of the shares of Common Stock to be issued in the Merger.

         C. The parties to this Agreement hereby agree that this Agreement will become effective on and be dated as of the date of the closing of the transactions contemplated by the Merger Agreement and will be of no force and effect should such transactions not be consummated.

                                    AGREEMENT

         Now, therefore, for good and valuable consideration, the adequacy and receipt of which is acknowledged, the parties hereto agree as follows:

         Section 1.  Certain Definitions

         As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Commission" shall mean the United States Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act.

                  (b) "Existing Agreement" shall mean the Amended and Restated Registration Rights Agreement, dated March 25, 1996, among the Company and certain holders of the Company's securities.

                  (c) "Holder" shall mean any of the parties listed on Schedule A hereto that hold outstanding Registrable Securities which have not been sold to the public.

                  (d) "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (the "Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

                  (e) "Registrable Securities" shall mean (i) a number of shares of Common Stock owned by the Holders which is equal to 10% (rounded to the nearest whole number) of the aggregate number of shares of Common Stock issued in the Merger and (ii) all the Common Stock of the Company issued with respect to such shares by reason of stock dividends, stock splits, or combinations, recapitalizations or other similar corporate action; provided, however, in any Registration, the Holders as a group shall be entitled only to sell that number of Registrable Securities equal to the maximum number of shares eligible to be sold pursuant to the Registration, and, absent an agreement among the Holders to the contrary, each Holder shall be entitled only to sell that number of Registrable Securities equal to such maximum number multiplied by a fraction equal to the Registrable Securities held by such Holder divided by the number of Registrable Securities held by all Holders at the time of the filing of such Registration.

                  (f) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 2, including, without limitation, all federal and state registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

                  (g) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (h) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

         Section 2.  Piggyback Registration

2.1     Notice of Piggyback Registration and Inclusion of Registrable Securities

                           2.1.1    General Piggyback Rights

         Subject to the remainder of this Agreement, in the event the Company decides to Register any of its Common Stock (either for its own account or the account of a security holder or holders exercising their respective demand registration rights) on a form that would be suitable for a registration involving Registrable Securities, the Company will (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company then intends to attempt to qualify such securities under the applicable "blue sky" or other state securities laws) and (ii) include in such Registration (and any related qualification under state securities or "blue sky" laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within 10 days after delivery of such written notice from the Company.

                           2.1.2    Limitation of Piggyback Rights


         The Holders shall not be provided the opportunity to participate in any Registration effected after the date one year from the date of closing of the Merger. In addition, the Company shall have no obligation to register any Registrable Securities on behalf of the Holders pursuant to this subsection 2.1 unless such securities have a reasonably anticipated aggregate offering price to the public equal to or greater than $100,000 (U.S.). In the event Registrable Securities are registered during the period prior to the issuance of financial statements reporting 30 days' combined operations of DCI and the Company (the "Restricted Period"), the Holders may not sell any Registrable Securities until the expiration of the Restricted Period. Except as required to comply with applicable securities laws, Itron will take no action with the intention of impeding the Holders' ability to sell Registrable Securities after the expiration of the Restricted Period.


                  2.2      Underwriting in Piggyback Registration

2.2.1            Notice of Underwriting in Piggyback Registration

         If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection
2.1. In such event the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this Section 2. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter's Representative for such offering.

2.2.2            Marketing Limitation in Piggyback Registration

         In the event the Underwriter's Representative advises the Company that market factors require a limitation of the number of shares to be underwritten, the Underwriter's Representative may (subject to the allocation priority set forth in subsection 2.2.3) exclude Registrable Securities from the Registration.

2.2.3            Allocation of Shares in Piggyback Registration

         In the event that the Underwriter's Representative limits the number of shares to be included in a Registration pursuant to subsection 2.2.2, the number of shares to be included in such Registration shall be allocated (subject to subsection 2.2.2) in the following manner. Except as provided in the Existing Agreement, the shares (other than Registrable Securities) held by officers and directors of the Company shall be excluded from such registration and underwriting to the extent required by such limitation. If a limitation on the number of shares is still required after such exclusion, the number of shares that may be included in the Registration and underwriting shall be allocated among all other holders thereof in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such holders, absent any such limitation, would otherwise be entitled to include in such Registration.

                           2.2.4            Withdrawal in Piggyback Registration

         If  any  Holder  of  Registrable  Securities,  or  a  holder  of  other
securities   entitled  (upon  request)  to  be  included  in  such  Registration disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least one day prior to the effective date of the Registration Statement. The Registrable Securities so withdrawn shall also be withdrawn from the Registration Statement.

                  2.3      Blue Sky in Piggyback Registration

         In the event of any Registration of Registrable Securities pursuant to this Section 2, the Company will exercise its best efforts to register and qualify the securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions as shall be requested by the Underwriter's Representative and reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a nonwaivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

         Section 3.  Expenses of Registration


         All Registration Expenses incurred in connection with all Registrations pursuant to Section 2 shall be borne by the Company. All Selling Expenses shall be borne by the Holders of the securities Registered pro rata on the basis of the number of shares Registered; provided, however, that if Registrable Securities are Registered pursuant to a shelf registration statement relating to a non-underwritten offering, each Holder will be obligated solely for the Selling Expenses incurred in connection with the sale of such Holder's Registrable Securities in such offering.


         Section 4.  Registration Procedures

         The Company will keep each Holder whose Registrable Securities are included in any Registration pursuant to this Agreement advised as to the initiation and completion of such Registration. At its expense the Company will:
(i) use its best efforts to keep such Registration effective for a period of 120 days or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; and (ii) furnish such number of prospectuses (including preliminary prospectuses) and other documents as a Holder from time to time may reasonably request.

         Section 5.  Information Furnished by Holder

         It shall be a condition precedent to the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

         Section 6.  Indemnification

                  6.1      The Company's Indemnification of Holders

         To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors and constituent partners, each legal counsel and independent accountant for such Holder, and each person controlling such Holder, with respect to which qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages, and liabilities (or actions in respect thereof) to the extent such claims, losses, damages, or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document or upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification, or compliance. The Company will reimburse each such Holder, each of its officers, directors and constituent partners, legal counsel and independent accountants, each such underwriter, and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this subsection 6.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld) and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter, legal counsel, independent accountant or controlling person and stated to be for use in connection with the offering of securities of the Company; provided, however, that the obligations of the Company hereunder shall be limited to an amount equal to the proceeds of the Registrable Securities sold in such Registration, qualification or compliance.

                   6.2      Holder's Indemnification of the Company

         To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, and constituent partners and each person controlling such other Holder, against all claims, losses, damages, and liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold in such Registration, qualification or compliance.

                  6.3      Indemnification Procedure

         Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld. In the event that the indemnifying party elects to assume the defense of any such suit and retain such counsel and if the indemnified party reasonably determines that a conflict exists between the indemnifying party and the indemnified party in such defense, the indemnifying party shall pay the reasonable fees and expenses of one additional counsel with respect to each such suit retained by the indemnified party selected by the indemnified party (which selection shall be made by a majority in interest of the indemnifying Holders in the case of the Holders) and reasonably satisfactory to the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section 6.

         Section 7.  Transfer and Termination of Registration Rights

         The rights to cause the Company to Register securities granted by the Company under this Agreement to the Holders are not transferable. The rights of the Holders to cause the Company to Register Registrable Securities under this Agreement shall terminate in all respects one year from the date of closing of the Merger.

         Section 8.  Successors and Assigns

         This Agreement shall bind and inure to the benefit of the Company and its successors and assigns.

         Section 9.  Entire Agreement

         This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior arrangements and understandings with respect thereto.

         Section 10.  Notices

         All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below, or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

                  (a)      If to the Company:

                           Itron, Inc.
                           2818 N. Sullivan Rd.
                           P.O. Box 15288
                           Spokane, WA  99215
                           Attention:  President

                  (b) If to the Holders, at their respective addresses set forth on Schedule A hereto.

         Section 11.  Changes

         The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding.

         Section 12.  Counterparts

         This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 13.  Headings

         The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         Section 14.  Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

         IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date set forth above.

                                               ITRON, INC.


                                               /s/ Johnny M. Humphreys
                                               Johnny M. Humphreys, President


                               HOLDERS


                                               /s/ Steven L. Hodges
                                               Steven L. Hodges


                                               /s/ Donald Grundhauser
                                               Donald Grundhauser


                                               /s/ Alan Poole
                                               Alan Poole


                                               /s/ Eldon Hattervig
                                               Eldon Hattervig


                                               /s/ Brian Schumacher
                                               Brian Schumacher


                                               /s/ Ronald Van Auker
                                               Ronald Van Auker


                                               /s/ Ralph Langer
                                               Ralph Langer


                                               /s/ Victoria Stagi
                                               Victoria Stagi


                                               /s/ Val Burton
                                               Val Burton

                                   SCHEDULE A



Steven L. Hodges
9573 Atmore Dr.
Boise, ID  83704

Donald Grundhauser
3270 Agate Ct.
Boise, ID  83705

Alan Poole
363 Ranch Dr.
Eagle, ID  83616

Eldon Hattervig
1401 Wall Dr.
Wake Forest, NC  25787

Brian Schumacher
485 S.W. 6th St.
Gresham, OR  97080

Ronald Van Auker
16801 Meadowlane
Nampa, ID  83687

Ralph Langer
10448 Garverdale Ct.
Boise, ID  83704

Victoria Stagi
5025 Ponder
Boise, ID  83705

Val Burton
3009 N. Five Mile Road
No. 103
Boise, ID  83713